As filed with the Securities and Exchange Commission on August 7, 2007

Registration No. 33-50004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASCADE NATURAL GAS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	91-0599090
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer Identification No.)
or Organization)

222 Fairview Avenue North

Seattle, WA 98109

(206) 624-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Haug

Chief Accounting Officer

Cascade Natural Gas Corporation

222 Fairview Avenue North

Seattle, Washington 98109

(206) 624-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

C. Kent Carlson
Kirkpatrick & Lockhart Preston
Gates Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104-1158
(206) 623-7580

Approximate date of commencement of proposed sale to the public:  From time to time, after this Registration Statement becomes effective, as the registrant shall determine in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

TERMINATION OF REGISTRATION STATEMENT

On July 27, 1992, Cascade Natural Gas Corporation (the “Company”) filed with the United States Securities and Exchange Commission a shelf registration statement on Form S-3 (File No. 33-50004) (the “Registration Statement”).

The offering contemplated by the Registration Statement has terminated.  Pursuant to the undertakings contained in the Registration Statement, the Company is removing from registration, by means of a post-effective amendment to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on August 6, 2007.

CASCADE NATURAL GAS CORPORATION

By:	/s/ Bruce T. Imsdahl
	Name:	Bruce T. Imsdahl
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 6th day of August, 2007.

Signature	Title

/s/ Bruce T. Imsdahl	Chief Executive Officer and Director
Bruce T. Imsdahl	(Principal Executive Officer)

/s/ James E. Haug	Chief Accounting Officer
James E. Haug	(Principal Financial Officer)

/s/ Terry D. Hildestad	Director
Terry D. Hildestad

/s/ Vernon A Raile	Director
Vernon A. Raile

/s/ Paul K. Sandness	Director
Paul K. Sandness

/s/ David L. Goodin	Director
David L. Goodin